EXHIBIT 99.1

EX-99.1  Audited financial statements of TransRadio with balance sheets as of December 31, 2008 and 2007 and statements of income and cash flows for the years ended December 31, 2008 and 2007, including the report of independent auditors.

Report of Independent Auditors

To the Management Board and Shareholders of TRANSRADIO SenderSysteme Berlin Aktiengesellschaft:

We have audited the accompanying financial statements, comprising the balance sheets as of December 31, 2008 and December 31, 2007, the related statements of income and cash flows for the years then ended and the notes to the financial statements, of TRANSRADIO SenderSysteme Berlin Aktiengesellschaft (the "Company"). These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TRANSRADIO SenderSysteme Berlin Aktiengesellschaft at December 31, 2008 and December 31, 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Germany.

Accounting principles generally accepted in Germany depart materially from accounting principles generally accepted in the United States of America.  Information relating to the nature and effect of such differences as of and for the years ended December 31, 2008 and December 31, 2007 is described in Note 17 to the financial statements.

Berlin/Germany,  March 24, 2009, except as to the statement of cash flows and as to the reconciliation to generally accepted accounting principles in the United States of America as described in Note 17, which is as of  March 11,  2010.

March 11, 2010

PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

/s/ Angelika Kraus	/s/ Sandra Phillips ppa.
Name: Angelika Kraus Wirtschaftsprüferin	Name: Sandra Phillips ppa. Wirtschaftsprüferin
Title: (German Public Auditor)	Title: (German Public Auditor)

Balance Sheets of TRANSRADIO SenderSysteme Berlin AG, Berlin,
at December 31, 2008 and 2007

	(Stated in Euro)
			December 31, 2008	December 31, 2007
	ASSETS	Notes	€	€
A.	Non-current assets
I.	Intangible assets	1	51,592.70	84,019.17
II.	Tangible assets
	1. Technical equipment and machines		5,654.92	6,351.07
	2. Other equipment, operating and office equipment		236,428.71	310,559.25
			242,083.63	316,910.32
			293,676.33	400,929.49
B.	Current assets
I.	Inventories	2
	1. Raw materials and supplies		2,252,720.28	3,031,098.94
	2. Work in process		5,976,919.33	4,129,017.91
	3. Prepayments made		67,819.32	0.00
			8,297,458.93	7,160,116.85
II.	Receivables and other assets	3
	1. Trade receivables		453,943.34	1,111,472.08
	2. Other assets		356,241.34	274,276.75
			810,184.68	1,385,748.83
III.	Securities	4
	1. Treasury stock		65,000.00	101,400.00
	2. Other securities		178,988.56	177,571.69
			243,988.56	278,971.69
IV.	Cash in hand, bank balances	5	784,060.32	2,218,934.53
			10,135,692.49	11,043,771.90
C.	Prepaid expenses		24,278.06	10,600.60
			10,453,646.88	11,455,301.99

The accompanying Notes are an integral part of these financial statements.

	EQUITY AND LIABILITIES
A.	Equity capital
I.	Subscribed capital	6	1,500,000.00	1,500,000.00
II.	Capital reserve	6	742,446.55	742,446.55
III.	Income reserves	6
	1. Statutory reserve		36,148.67	36,148.67
	2. Reserve for treasury stock		65,000.00	101,400.00
	3. Other income reserves		1,459,548.26	1,423,148.26
IV.	Profit carried forward		938,212.03	820,859.39
V.	Net loss / net income for the year		-750,709.19	264,752.64
			3,990,646.32	4,888,755.51

B.	Accruals
	Other accruals	7	689,382.98	766,669.46
			689,382.98	766,669.46

C.	Liabilities
	1. Prepayments received on account of orders	8	4,259,273.36	5,255,939.77
	2. Trade payables	8	1,140,080.71	232,705.35
	3. Other liabilities	8	374,263.51	311,231.90
	thereof from taxes € 44,081.36; PY: € 170,665.03
	thereof relating to social security € 0.00;
			5,773,617.58	5,799,877.02
			10,453,646.88	11,455,301.99

	The accompanying Notes are an integral part of these financial statements.

Statements of Income TRANSRADIO SenderSysteme Berlin AG, Berlin
for the Period from January 1 to December 31, 2008 and January 1, 2007 to December 31, 2007

	(Stated in Euro)

				2008		2007
		Notes		€		€
1.	Sales revenues	9		8,403,079.50		11,463,758.03
2.	Increase in the work in process
	inventory			1,847,901.42		946,417.51
3.	Other operating income	10		345,048.07		394,243.10
				10,596,028.99		12,804,418.64
4.	Cost of materials
	a) Cost of raw materials and supplies
	and of purchased merchandise		-5,106,842.88		-5,163,538.22
	b) Cost of purchased services		-562,672.89	-5,669,515.77	-910,632.41	-6,074,170.63
5.	Personnel expenses
	a) Wages and salaries		-3,334,923.12		-3,466,654.90
	b) Social security costs		-592,750.53	-3,927,673.65	-664,701.23	-4,131,356.13
6.	Amortisation/depreciation of intangible assets
	and of tangible assets			-131,420.12		-138,287.18
7.	Other operating expenses	11		-1,494,458.18		-1,981,265.07
8.	Income from other securities and from long-term
	financial investments			0.00		36,467.05
9.	Other interest and similar income	12		51,295.70		84,951.31
10.	Write-downs on financial assets and securities
	held as current assets	4		-166,090.80		-158,743.91
11.	Interest and similar expenses	12		-21,961.67		-19,221.99
12.	Results from ordinary activities before taxes			-763,795.50		422,792.09
13.	Taxes on income	13		20,394.31		-150,537.10
14.	Other taxes			-7,308.00		-7,502.35
15.	Net loss / net income for the year			-750,709.19		264,752.64

	The accompanying Notes are an integral part of these financial statements.

TRANSRADIO SenderSysteme Berlin AG
Statements of Cash Flows
For the period from January 1 to December 31, 2008 and January 1, 2007 to December 31, 2007

Stated In Euro	2008	2007
Cash flows from operating activities:
Net Income/(loss)	(750,709)	264,753
Adjustments to reconcile net income/(loss) to net
cash used in operating activities:
Depreciation and amortization	131,420	138,287
(Gain)/loss on sale or disposal of fixed assets	—	124
Changes in assets and liabilities:
Trade receivables	657,529	339,971
Prepaid expenses and other current assets	696,882	(726,812)
Work in process	(1,847,903)	(922,989)
Other assets	(81,965)	(211,841)
Trade payables	907,375	(52,024)
Other accruals	(77,286)	(510,354)
Prepayments received on account of orders	(996,666)	(437,749)
Other liabilities	(236,968)	119,198
Net cash (used in)/provided by operating activities	(1,598,291)	(1,999,436)

Securities - current	34,983	271,862
Investments - non-current	—	1,502,671
Capital expenditures	(24,167)	(215,999)
Net cash (used in)/provided by investing activities	10,816	1,558,534
Cash flows from financing activities:
Proceeds from debt issuance	300,000	—
Dividends	(147,400)	(368,500)
Net cash provided by / (used in) financing activities	152,600	(368,500)
Net increase/(decrease) in cash and cash equivalents	(1,434,875)	(809,402)
Cash and cash equivalents at beginning of period	2,218,935	3,028,337
Cash and cash equivalents at end of period	784,060	2,218,935
Supplemental disclosure:
Cash paid during the period for interest	21,962	19,222
Cash paid during the period for income taxes	(20,394)	150,518

                 The accompanying Notes are an integral part of these financial statements.

Notes to the financial statements for the fiscal years 2008 and 2007

Basis and Methods

General Remarks

The Company has its headquarters in Berlin and was registered in its present legal form with the Commercial Register on February 6, 2001. The decision for a conversion from a limited liability company (GmbH) to a corporation (AG) was reached at the shareholders' meeting on August 17, 2000. The decision to change the name from TELEFUNKEN SenderSysteme Berlin AG to TRANSRADIO SenderSysteme Berlin AG was reached at the shareholders’ meeting on October 28, 2005 and was registered with the Commercial Register on November 16, 2005.

The annual financial statements have been prepared in accordance with commercial accounting standards and the supplementary provisions of German Stock Corporation Law.

Accounting and Valuation Methods

Accounting and valuation methods are mainly aligned to tax regulations wherever permitted by commercial accounting standards.

Additions to fixed assets were reported at acquisition cost in accordance with tax regulations. Interest on borrowings was not included. Depreciable fixed assets are written off per schedule using the straight-line method over the expected useful life pro rata temporis on the basis of the highest acceptable rates for tax purposes.

Low value items with acquisition or manufacturing costs of not more than € 100.00 are immediately charged to expenditure.
Low value items with acquisition or manufacturing costs of more than € 150.00 and up to € 1,000.00 are recorded as collective items in the commercial balance sheet and written off pursuant to Section 6 (2a) EstG (Income Tax Act) in accordance with tax law provisions.

The average cost method has been applied for the valuation of raw materials and supplies.

Work in process is valued at direct materials and production costs plus appropriate portions of production overheads on the basis of regular capacity utilization. Own personnel costs are stated at individual standard rates according to department. Material overheads, general administration and distribution costs as well as commission are not included in the cost of sales capitalised (pursuant to Section 33 Income Tax Directive / EStR – Einkommensteuerrichtlinie). Adequate markdowns have been applied with respect to slow moving items.

As a general rule, receivables and other assets, as well as cash on hand and bank balances, are reported at nominal value. Receivables and foreign currency securities were reported at the selling rate as at the balance sheet date insofar as this is lower than the selling rate valid as at the date of the underlying transaction.

Investments held as current assets are reported at cost or the lower market price on the balance sheet date.

Other accruals are reported at the amount deemed appropriate when applying sound business judgment; they take into account all recognizable risks and contingent liabilities.

Liabilities, including customer advances, were valued at the repayment amount. Liabilities in foreign currencies are stated at the exchange rate on the date of transaction or the higher rate as at the balance sheet date.

1.	Intangible assets consist exclusively of software which is reported at acquisition cost less scheduled amortisation.
Investments in fiscal 2008 amounted to T€ 8.

2.

	T€ DEC 31, 2008	T€ DEC 31, 2007
Raw materials and supplies	2,252	3,031
Work in process	5,977	4,129
Prepayments	68	0
Inventories	8,297	7,160

The estimated future sales price of a transmitter type with an inventory value of T€ 472 which is disclosed under work in process is below the completion cost still to be incurred. A respective write-down to the lower fair value in the amount of T€ 172 was recorded.

The risk of non-saleability of another transmitter type disclosed under work in process at the inventory value of T€ 119 was assessed at 50%. A respective downward valuation adjustment in the amount of T€ 60 was recorded.

3.           Receivables and other assets are due as follows:

	DEC 31, 2008		DEC 31, 2007
	up to 1 year	over 1 year	up to 1 year	over 1 year
Receivables	T€ 416	T€ 38	T€ 1.084	T€ 27
Other assets	T€ 356	T€ 0	T€ 274	T€ 0

Receivables with a residual term of more than 1 year consist of customer retention balances.
Other assets include – among other things – receivables from tax authorities associated with tax prepayments as well as domestic and foreign VAT for fiscal year 2008 in the amount of T€ 288.

4.           Securities held as current assets amounting to T€ 244 consist of the following:

Treasury stock	T€ 65
Other securities	T€ 179

T€ 116 of other securities are assigned as security.

As in the previous year, treasury stock included 26,000 shares as at December 31, 2008.
Authorization to acquire own shares was obtained at the general meeting of shareholders held on July 14, 2005 and again on July 12, 2007. A downward price adjustment to the lower stock exchange or market price of own shares is reported on the balance sheet date at an amount of T€ 84. Of this, the amount of T€ 37 was recognised in the income statement.

Other securities consist of both domestic and foreign securities which were subjected to a downward price adjustment to the lower fair value at an amount of T€ 129 as at the balance sheet date.

5.
Cash on hand and bank balances on the balance sheet date amounted to T€ 784 as at the balance sheet date, and included fixed deposits amounting to T€ 578 which are pledged to financial institutions as security for bank guarantees.

6.           Share capital is divided into 1,500,000 no-par-value registered shares.

As a result of the downward price adjustment of own shares, the amount of € 36,400.00 was withdrawn from the reserves for treasury stock and transferred to other revenue reserves.

Management Board and Supervisory Board have proposed that an amount of € 147.400.00 be paid out as dividend from the net income for the year 2007. The proposal was approved by the ordinary shareholders’ meeting on August 27, 2007. The dividend was paid out on August 28, 2008.

€
Profit carried forward December 31, 2007	820,859.39
Net income for the year 2007	264,752.64
Dividend distribution for 2007	-147,400.00
Profit carried forward December 31, 2008	938,212.03

With the exception of net income (loss) and dividend distributions, as presented in the statements of income and cash flows, respectively, no material changes in equity occurred in 2008 and 2007.

On December 31, 2008, Lorna Continental S.A., European Office Vaduz, with registered office on the British Virgin Islands, held (as in the previous year on December 31, 2007) an overall direct and indirect majority share in TRANSRADIO SenderSysteme Berlin Aktiengesellschaft.

7.           Other accruals (T€ 689) consist of:

	T€ DEC 31, 2008	T€ DEC 31, 2007
Early retirement scheme	228	181
Litigation risks	165	0
Warranties	128	162
License obligations	52	159
Holidays not taken	43	66
Cost of annual financial statements and audit	34	33
Employers’ liability insurance	24	30
Invoices outstanding	15	136

Other accruals	689	767

An accrual for litigation risks was recorded in the amount of T€ 165 to account for the risk associated with a labour law process. The amount was determined on the basis of cautious business judgment, taking into account the fact that the court may not accept the extraordinary termination of an employment contract by TSB and the plaintiff may thus be entitled to the payments agreed upon in the employment contract in the event of ordinary contract termination.

The parameters for determining lump-sum accruals for warranties (T€ 128; previous year: T€ 162) are the sales revenues of individual projects, less the stipulated portion of sales not subject to warranty, the agreed warranty months and a percentage rate which is re-calculated every year. As in the previous year, the sales portion not subject to warranty was set at 10%. The percentage rate was calculated as a 3-year average of the quotient from warranty expenses incurred and sales subject to warranty. In 2008, this amounted to 0.060% (previous year: 0.057%) of monthly sales.

8.	As in the previous year, prepayments, trade payables and other liabilities are due within one year.

9.           Sales revenues are structured as follows:

	T€ 2008	T€ 2007
Domestic sales	4,676	4,628
Intra-community sales	1,980	3,599
Sales with other countries	1,768	3,263
Discounts granted	-21	-26

Sales revenues	8,403	11,464

10.
Other operating income includes off-period income to an amount of T€ 210 which mainly results from the release of accruals. In addition, this item also includes income from the sale of materials and the passing on of costs.

11.
Other operating expenses include off-period expenses to an amount of T€ 6. Other operating expenses mainly consist of rental and leasing expenses, advertising costs, insurance, travel expenses, licenses and transport costs. Furthermore, this item also includes consulting cost, cost of maintenance, insurance, fees and charges and cleaning by external firms.

12.           Net interest income is structured as follows:

	T€ 2008		T€ 2007
Other interest and similar income
- Interest income on current account	13		4
- Interest income on fixed term deposit	33		46
- Interest income on securities held as current assets	5	51	35	85
Interest and similar expenses
- Guaranty and suretyship commission	21
- Interest on overdrafts	1	22	19	19
		29		66

13.	The income tax refund in the amount of T€ 20 is fully attributable to the previous year’s results of ordinary activities.

14.
Financial obligations exist to an amount of T€ 3,006 which are neither reported in the balance sheet nor do they have to be disclosed under the balance sheet pursuant to Section 251 HGB. The obligations include order commitments and permanent debt obligations, mainly relating to liabilities from the rental contract for or business premises. Of these, T€ 2,585 are expected to fall due in the following fiscal year.

15.           In the fiscal year, the Management Board was made up as follows:

Mr. Jochen Huber, certified engineer, Berlin
Mr. Jörg Rombach, certified engineer, Schönfließ, from August 1, 2008 to September 19, 2008

In accordance with Section 286 (4) HGB, the Company refrained from disclosing any details of the remuneration of members of the management body.

On the balance sheet date and thereafter, the Supervisory Board was made up as follows:

Mr. Max Engler (Chairman), financial consultant, Zurich/Switzerland,
Mr. Eckart G. Winterhoff, business consultant, Düsseldorf,
Mr. Klaus Breitkopf (Vice-Chairman), certified engineer, ret., Baden-Baden.

The Supervisory Board received total remuneration of T€ 37 during the reporting year.

The average number of staff (pursuant to Section 267 (5) HGB) during the fiscal year can be broken down into the following areas:

Office staff / Administration	19
Technical staff	52
71

16.           Risks

Sales Risk
As recent business years have shown, the volume of incoming orders will also in be strongly influenced in future by individual projects and fluctuations of a greater or lesser degree. We are faced with increasing price awareness in the individual sales areas.  The Company’s business strategy is aligned to the risks associated with this business field and the shareholders, Management Board and employees are prepared to meet the corresponding challenges. Uncertainties arise with respect to customer behaviour and competition. Shareholders, the Management Board and staff are aware of the high demands placed on the Company’s personnel. Purposeful tackling of existing and possible risks forms the basis for our actions.

Liquidity/Financing Risk
We do not anticipate special risks relating to payment defaults in this connection since our customers are, for the most part, government organizations or government-linked companies.  The cash flow generated within the Company does not suffice to cover the liquidity requirements. An additional liquidity demand is presently covered by means of prepayments as well as loans from external parties. We will take advantage of all financing possibilities in order to ensure liquidity for the advance payments used for financing future sales. Additional credit facilities with banks are to be drawn upon for the preliminary financing of contractual orders in order to bridge short-term liquidity bottlenecks. Corresponding discussions with banks are already taking place and are expected to be concluded in the first half of 2009.  Moreover, exports to other countries are to be secured by means of Hermes export credit guarantees in the future. The Hermes export credit guarantees enable TSB, the exporter, to protect itself against economic (customer-related risks) as well as political risks (country risks). We see growth opportunities with regard to the markets in other countries, in particular. We intend to finance these secured exports through third parties banks) during the production phase. This will close possible financing gaps that may occur in the course of the year.

Procurement Risk
We have established contractual agreements with various suppliers in order to meet demands respecting our ongoing production activities; this enables us to quickly and flexibly react to changed customer demands and reduces our dependency on only one supplier.  Due to the market situation, we need to be able to furnish spare parts for our transmitters for up to ten years after delivery. For this reason, we often have to pay increased prices to particular suppliers for parts that have already been discontinued.

Tax Risk
In principal, changes may still occur respecting tax assessment periods as from 2004, which have not yet been audited within the scope of an external tax audit. This may result in additional tax payments if an external tax audit should lead to a different interpretation of tax regulations or if tax matters are assessed differently. However, we are presently not aware of any such indications.

17.  Reconciliation of German GAAP to U.S. GAAP

The annual financial statements included herein of TransRadio SenderSysteme Berlin AG were prepared in accordance with accounting principles generally accepted in Germany (“German GAAP”).   Accounting principles generally accepted in Germany depart materially from accounting principles generally accepted in the United States of America (“US GAAP”). Following is a summary of the significant adjustments to the statements of income and the balance sheets as of and for the years ended December 31, 2008 and 2007 including descriptions of the nature of significant reconciling items. In addition, a description of restricted cash activity is provided as related the cash flows are presented differently for German versus US GAAP.

Reconciliation of Net Income / (Net Loss)		Year ended
(Amounts in thousands of Euro)		December 31, 2008		December 31, 2007
Net income / (net loss) under German GAAP		(751)		265

Description of items having the effect of increasing reported net income:

Other operating expenses (Litigation Risk)	a.	165		-

Recognition of deferred taxes on net operating loss	b.	154		-

Other additive adjustments	d.	95	d.	58

Description of items having the effect of decreasing reported net income:

Personnel expenses	c.	(91)	c.	(4)

Other deductive adjustments	d.	(47)	d.	(41)

Net income / (net loss) under US GAAP		(475)		278

Reconciliation of Equity	Year ended
(Amounts in thousands of Euro)	December 31, 2008		December 31, 2007

Equity under German GAAP	3,991		4,889

Reversal of provision for litigation	165	a.	-

Recognition of deferred taxes on net operating loss	154	b.	-

Personnel expenses	18	c.	110

Other adjustments, net	(18)	d.	(64)

Equity under US GAAP	4,310		4,935

a. Provision for litigation risks

German GAAP requires that if the future cash outflow resulting from a past event is within a range of amounts having the same probability of occurrence, the higher amount must be accrued as a contingent liability. US GAAP, Accounting Standards Codification (“ASC”) 450-20 requires that, if there is no best estimate, the minimum amount within a range is accrued if it is probable that there will be a loss. Under US GAAP the provision did not meet the definition of probable, which results in an adjustment having a positive effect on pre-tax income in the amount of 165 k€ in 2008.  The matter was settled in 2009 for 55 k€.

b. Recognition of deferred taxes

Under German GAAP deferred tax assets and deferred tax liabilities can be offset. If a company shows after the offset a deferred tax asset the recognition of this asset is optional in the statutory financial statements. In addition, in accordance with German GAAP the recognition and measurement of a net operating loss carryforward as an asset is prohibited in the statutory financial statements. The income tax effects of a carryforward cannot be recognized in the financial statements until the future period in which the benefits are realized for income tax purposes. The provision for income taxes in the loss year only reflects the benefit derived, if any, from carrying back the net operating loss to prior years to obtain a refund.

According to US GAAP, ASC 740, all temporary differences and carryforwards are conferred identical status and their income tax effects are to be given full recognition on the balance sheet. A valuation allowance is to be provided for that fraction of the computed year-end balances of the deferred income tax assets for which it has been determined that it is more likely than not that the reported asset amount will not be realized. As the Company had not recognized a deferred tax asset on temporary differences and was not allowed to recognize a net loss carryforward under German GAAP the application of US GAAP results in a positive effect on net income in 2008 amounting to 154 k€ related to the recognition of the deferred tax asset on the net operating loss in 2008. The treatment of deferred tax liabilities does not differ between German and US GAAP.

c. Provision for part-time early retirement

Prior to 2007 the Company has signed part-time early retirement agreements with five employees aged 55 and older. Depending on the age of the employee the early retirement phase comprises between 16 and 48 months. For the retirement phase it was agreed between the Company and these five employees that the block model be applied (i.e. the employees work full-time in the first half of the early retirement period and are fully released from work in the second half of the early retirement period). During the whole early retirement period the employees must be paid at least 70% of their last salary earned before the retirement phase starts. The increase / supplemental component (difference between 50% and 70%) of the salary paid has to be carried by the employer. According to German GAAP the net present value of the increase amount has to be fully recognized as a contingent liability in the year the agreement is signed. As the Company has signed the part-time early retirement agreements before 2007 it had fully accrued for this liability in prior periods.

According to US GAAP ASC 235 management has to adopt accounting principles and methods that are the most appropriate in the circumstances to present fairly financial position, results of operations and cash flows in accordance with US GAAP. On the basis of the accrual accounting principle the liability related to the increase amount has to be recognized in the period the employees earn their entitlement of the portion of the increase amount which will to be paid out during the release period. As the retirement phase started for two employees in 2007 and for another two in 2008 the expense has to be accrued in these periods accordingly. This difference results in additional expense to be accrued under US GAAP amounting to 91 k€ and 4 k€ for the years ended December 31, 2008 and 2007, respectively.

d. Other additive (deductive) items

Other reconciling differences between German and US GAAP for the years ended December 31, 2008 and 2007 are not material and relate primarily to balance sheet reclassifications or the valuation of treasury stock, available for sale investment securities, inventory and recognition of certain deferred taxes.

Reconciling Items impacting the Statement of Cash Flow activity

Restricted cash

The Company maintains bank deposits that are pledged to financial institutions as security for bank guarantees of performance obligations of TransRadio to its customers. TransRadio is restricted from access to these balances until the related performance obligations are complete. For German GAAP purposes, these amounts are not specifically classified as restricted on the balance sheet but are disclosed as such and are reported as cash and cash equivalents in the Statement of Cash Flows. For US GAAP reporting purposes, the Company classified the restricted cash as such on the balance sheet and reclassified to non-current assets the amount of the cash that is restricted beyond a year from the balance sheet date. As of December 31, 2008 and 2007, these deposits amounted to 578 k€ and 330 k€, respectively. Of these amounts, 298 k€ and 91 k€ were reported as restricted cash – current and 280 k€ and 239 k€ were reported as restricted cash – non-current, respectively. Under US GAAP, given the nature of the restricted cash, changes in the restricted cash balances would be reported as an investing activity in the Statement of Cash Flows and restricted cash would not be included in cash and cash equivalents as of the balance sheet dates.

Debt issued and outstanding

During 2008, TransRadio entered into debt agreements totaling 300 k€ and under US GAAP they are required to be classified as long term debt. Cash activity related to these borrowings is reflected as financing activity in the statement of cash flows for US GAAP purposes.

With the exception of the other U.S. GAAP reconciling entries noted within this document, no other material items would affect the reconciliation of the statement of cash flows from German GAAP to US GAAP.